                                                                      EXHIBIT 12

                   RUSSELL-STANLEY HOLDINGS AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

                                                                      FISCAL YEAR ENDED DECEMBER 31,
                                                           ----------------------------------------------------
                                                           2000         1999       1998       1997       1996
                                                           ----       --------   --------   --------   --------
RATIO OF EARNINGS TO FIXED CHARGES:
Income (loss) before taxes and extraordinary items.......   ($22.5)    ($9.7)     ($4.8)     $ 6.9      $ 6.2
Plus: Fixed charges......................................     25.4      23.3       17.5        9.2        7.8
                                                            ------     -----      -----      -----      -----
Income before taxes and extraordinary items plus fixed
  charges................................................   $  2.9     $13.6      $12.7      $16.1      $14.0
                                                            ======     =====      =====      =====      =====
Fixed charges:
Interest expense.........................................   $ 23.2     $21.1      $16.0      $ 8.8      $ 7.5
One third of rental expense, representing interest
  portion................................................      2.2       2.2        1.5        0.4        0.3
                                                            ------     -----      -----      -----      -----
                                                            $ 25.4     $23.3      $17.5      $ 9.2      $ 7.8
                                                            ======     =====      =====      =====      =====
Ratio of Earnings to Fixed Charges.......................     *         *          *           1.8        1.8

------------------------

* Earnings were insufficient to cover fixed charges by $22.5 in 2000, $9.7 in 1999 and $4.8 in 1998.